                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Middlefield Banc Corp. on Form S-3D of our report dated February 22, 2002 on Middlefield Banc Corp.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Middlefield Banc Corp. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.


/s/ S.R. Snodgrass, A.C.


Wexford, PA
July 15, 2002